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                                                                EXHIBIT 21.1


                        Subsidiaries of the Registrant
                        ------------------------------


                                        JURISDICTION OF             NAMES UNDER WHICH
        NAME OF SUBSIDIARY               INCORPORATION          SUBSIDIARY DOES BUSINESS
        ------------------              ---------------         ------------------------
1. American Dental Laser GmbH           Germany                 American Dental Laser GmbH